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As filed with the Securities and Exchange Commission on March            , 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORNERSTONE BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-1175427 (I.R.S. Employer Identification No.)
5319 Highway 153, Chattanooga, Tennessee 37343 (Address of principal executive offices and zip code)

CORNERSTONE BANCSHARES, INC. 2002 LONG-TERM INCENTIVE PLAN,
CORNERSTONE BANCSHARES, INC. STATUTORY-NONSTATUTORY STOCK OPTION PLAN, AND
CORNERSTONE BANCSHARES, INC. 2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
(Full Title of the Plans)

Gregory B. Jones
Cornerstone Bancshares, Inc.
5319 Highway 153
Chattanooga, Tennessee 37343
(Name and address of agent for service)

(423) 385-3000
(Telephone number, including area code, of agent for service)

Copy to:
W. Scott McGinness, Jr., Esq.
Miller & Martin PLLC
832 Georgia Avenue, Suite 1000
Chattanooga, Tennessee 37402
(423) 756-6600

CALCULATION OF REGISTRATION FEE

Title of Each Class Securities To be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $1.00 par value	515,000 shares(1)	$21.75(2)	$1,120,250(3)	$142.00

(1)
Representing 300,000 shares to be issued and sold by the Registrant under the Cornerstone Bancshares, Inc. 2002 Long-Term Incentive Plan, 195,000 shares to be issued and sold under the Cornerstone Bancshares, Inc. Statutory-Nonstatutory Stock Option Plan, and 20,000 shares to be issued and sold under the Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan (collectively, the "Plans"). The Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.

(2)
The per share sales price of the Registrant's Common Stock based on a sale that occurred on March 1, 2004, which is the sale closest to March 4, 2004 known to the Registrant.

(3)
The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(l) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1    Plan Information.

        The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plans as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2    Registrant Information and Employee Plan Annual Information

        The participants under the Plans, upon written or oral request, may obtain without charge the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. The participants under the Plans, upon written or oral request, may without charge obtain other documents required to be delivered to employees pursuant to Rule 428(b). Such a request for information can be directed to Frank Hughes at 6401 Lee Highway, Suite B, Chattanooga, Tennessee 37421 or at 423/385-3000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

  (1)
  The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (File No. 000-30497);

  (2)
  The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (File No. 000-30497);

  (3)
  The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (File No. 000-30497);

  (4)
  The Registrant's Quarterly Report on Form 10-QSB, as amended by Form 10-QSB-A, for the quarter ended September 30, 2003 (File No. 000-30497);

  (5)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (6)
  Description of the Registrant's common stock contained in the Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of the Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

        The Registrant's Charter provides that:

          (a)   except as provided in Sections (b) and (c) hereof, the Registrant shall have the power to indemnify its directors, officers, employees and agents (each an "indemnitee") to the fullest extent permitted by the Tennessee Business Corporation Act (the "Act") and the Registrant's bylaws, as each may from time to time be amended.

          (b)   Notwithstanding anything contained in this Charter and the Registrant's bylaws to the contrary, the Registrant shall indemnify permitted indemnities only if all of the following conditions are met: (i) the Registrant's board of directors determines in writing that the indemnitee acted in good faith and in the best interest on the Registrant; (ii) the board of directors determines that the payment will not materially affect the safety and soundness of the Registrant; (iii) the payment does not fall within a prohibited indemnification under state or federal law or regulation; (iv) the indemnitee agrees in writing to reimburse the Registrant to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final order, to cease any action or take any affirmative action.

          (c)   If any provision of this charter is found to be in conflict with any state or federal banking laws or regulations or the Act, the provisions of governing law and regulation shall govern the conduct of the Registrant's business and board governance.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.	Description
5.1	Opinion of Miller & Martin PLLC with respect to the securities being registered, including consent.
23.1	Consent of counsel (included in Exhibit 5.1).
23.2	Consent of Hazlett, Lewis & Bieter PLLC, independent auditors.
99.1	Cornerstone Bancshares, Inc. 2002 Long-Term Incentive Plan
99.2	Cornerstone Bancshares, Inc. Statutory and Nonstatutory Stock Option Plan.[1]
99.3	Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

[1]
Incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(I)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on this 26 day of January, 2004.

CORNERSTONE BANCSHARES, INC.

By:	/s/ GREGORY B. JONES Gregory B. Jones Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY B. JONES Gregory B. Jones	Chairman and Chief Executive Officer (Principal Executive Officer)	January 26, 2004
/s/ NATHANIEL F. HUGHES Nathaniel F. Hughes	President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2004
/s/ RANDY BROOKS Randy Brooks	Director	January 26, 2004
/s/ B. KENNETH DRIVER B. Kenneth Driver	Director	January 26, 2004
/s/ KARL FILLAUER Karl Fillauer	Director	January 26, 2004
/s/ JAMES H. LARGE James H. Large	Director	January 26, 2004
/s/ LAWRENCE D. LEVINE Lawrence D. Levine	Director	January 26, 2004

/s/ RUSSELL W. LLOYD Russell W. Lloyd	Director	January 26, 2004
/s/ EARL A. MARLER, JR. Earl A. Marler, Jr.	Director	January 26, 2004
/s/ DOYCE G. PAYNE M.D. Doyce G. Payne, M.D.	Director	January 26, 2004
/s/ TURNER SMITH Turner Smith	Director	January 26, 2004
/s/ BILLY O. WIGGINS Billy O. Wiggins	Director	January 26, 2004
/s/ MARSHA YESSICK Marsha Yessick	Director	January 26, 2004

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Miller & Martin PLLC with respect to the securities being registered, including consent.
23.1	Consent of counsel (included in Exhibit 5.1).
23.2	Consent of Hazlett, Lewis & Bieter PLLC, independent auditors.
99.1	Cornerstone Bancshares, Inc. 2002 Long-Term Incentive Plan
99.2	Cornerstone Bancshares, Inc. Statutory and Nonstatutory Stock Option Plan.[1]
99.3	Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

[1]
Incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1 Plan Information.
  Item 2 Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of the Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX